UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT

(DATE OF EARLIEST EVENT REPORTED)

September 15, 2021

FLUOR CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-16129	33-0927079
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

6700 Las Colinas Blvd. Irving, Texas 75039

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(469) 398-7000

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Securities registered pursuant to 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Common Stock, $.01 par value per share	FLR	New York Stock Exchange
1.750% Senior Notes due 2023	FLR 23	New York Stock Exchange

Item 8.01	Other Events

On September 15, 2021, Fluor Corporation (the “Company”) issued a press release announcing the early tender results as of 5:00 p.m., New York City Time, on September 14, 2021, of the cash tender offer (the “Tender Offer”) to purchase its 1.750% Senior Notes due 2023 (the “2023 Notes”) and its 3.500% Senior Notes due 2024 (the “2024 Notes” and, together with the 2023 Notes, the “Notes”). The press release also announces an increase in the maximum aggregate purchase price of tendered Notes, excluding accrued interest, from $400,000,000 to $500,000,000 and an increase in the maximum aggregate purchase price of tendered 2024 Notes, excluding accrued interest, from $100,000,000 to $114,028,440. The Tender Offer otherwise remains subject to the terms and conditions set forth in the Offer to Purchase, dated August 31, 2021. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release issued by Fluor Corporation on September 15, 2021 announcing early results of Tender Offer.
104	Cover Page Interactive Data File, formatted in Inline XBRL, and included as Exhibit 101.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUOR CORPORATION

	By:	/s/ Joseph L. Brennan
		Name:	Joseph L. Brennan
		Title:	Executive Vice President and Chief Financial Officer

September 15, 2021